EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: ArthroCare Corp., Austin
Richard Rew, 512-391-3962
Vice President, Legal Affairs
Richard.Rew@arthrocare.com
or
Media:
Joele Frank/Andrea Priest
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

ARTHROCARE ANNOUNCES CONCLUSION OF NASDAQ INQUIRY

AUSTIN, Texas--March. 25, 2008--ArthroCare Corp. (Nasdaq: ARTC), announced today that it has been notified by the NASDAQ Stock Exchange that its review of DiscoCare, Inc. has been closed.